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                                                                    EXHIBIT 10.1

                             FIFTH AMENDMENT TO THE
         JANUS 401(K), PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

The Janus 401(k), Profit Sharing and Employee Stock Ownership Plan, as restated effective November 1, 2001 (the "Plan"), is hereby amended to reflect and memorialize amendments to the Plan approved by the Board of Directors on, with respect to paragraphs 1 through 11 and 13, March 8, 2004, and with respect to paragraph 12, August 12, 2004:

      1. Section 4.02 is amended by deleting subsections (a), (b) and (h) and substituting the following:

            (a)   INVESTMENT DIRECTION

                  Subject to the provisions of this Section, each participant shall have the right to direct the investment of all of his Accounts - other than the ESOP Stock Bonus contribution Account - among the investment funds that are available under the Plan.

            (b)   INVESTMENT FUND

                  An Investment Fund means any portion of the assets of the Trust Fund that is either (1) required to be an Investment Fund by the terms of the Plan or (2) is chosen by the Plan Administrator, and is designated by the Plan Administrator in a manner and form acceptable to the Trustee.

            (h) ADDITION AND DELETION OF INVESTMENT FUNDS; MAINTENANCE AND ADMINISTRATION OF ACCOUNTS

                  Investment Funds may be added from time to time by the Plan Administrator. Investment funds other than the Janus Stock Fund ("JNS Fund"), the KCSI Stock Fund and the Janus Mutual Funds may be deleted from time to time at the direction of the Plan Administrator, provided, that the Plan Administrator must at all times maintain an array of mutual funds other than Janus Mutual funds that constitute a "broad range of investment alternatives" within the meaning of 29 C.F.R.
                  Section 2550.404c-1(b)(2)(iii)(C)(1). The JNS Fund, the KCSI Fund and the Janus Mutual Funds may be removed as investment options under the Plan only by amendment of the Plan by the Company. For each Investment Fund required by the terms of the Plan or chosen by the Plan Administrator, the Plan Administrator will maintain a separate set of accounts, and the Plan Administrator shall establish guidelines for the proper administration of affected accounts when an investment fund is added or deleted, whether at the direction of the Plan Administrator or by amendment of the Plan.

      2.    The following subsections are hereby added to Article I
            "DEFINITIONS:"

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            (a)   Immediately after "Code" the following subsection is added:

                  1.05  COMPANY

                        Company means Janus Capital Group Inc.

            (b)   Immediately after "Issuer" the following subsection is added:

                  1.20  JANUS STOCK FUND

                        Janus Stock Fund ("JNS Fund") means an investment fund consisting of common stock issued by the Company or by an affiliate, and cash necessary for liquidity purposes.

            (c) Immediately after "Janus Stock Fund" the following subsection is added:

                  1.21  JANUS MUTUAL FUND

                        Janus Mutual Fund means a retail mutual fund advised by the Company or subsidiary thereof and is listed in Appendix II of this Plan.

            The subsections of Article I are hereby renumbered 1.01 through 1.38 to reflect the three subsections added above.

      3. Section 1.27 (as renumbered, Section 1.30) is amended and restated in its entirety to read and provide as follows:

                  1.29  Plan Administrator

                        Unless changed by the Company pursuant to Section 9.01, the Plan Administrator is the Plan Advisory Committee.

      4.    A new Section 4.05 is hereby added, to read and provide as follows:

            4.05  LIMITATIONS ON DISCRETION OF PLAN ADMINISTRATOR

                  (a)   TRADING RESTRICTIONS

                  The Plan Administrator shall observe restrictions on the trading activity of Plan participants and beneficiaries that are substantially the same as those imposed by the Company on its employees or required by law in order to prevent illegal or abusive trading practices. Nothing in this Plan shall confer on a Participant or Beneficiary the right to direct assets credited to

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                  his Plan Account or to obtain a distribution from the Plan in violation of any such Plan restrictions. The observance of and compliance with any such Plan restriction shall not give rise to a blackout as that term is defined in Section 101(i)(7) of ERISA and the Department of Labor Regulation codified in 29 U.S.C. Section 2520.101-3 (d)(1).

            (b)   JANUS MUTUAL FUNDS; JNS AND KCSI FUNDS

                  The Plan Administrator is not empowered under this Plan to evaluate the performance of the JNS fund, the KCSI Fund, and the Janus Mutual Funds.

      5.    Article 6 (Currently, "Reserved") should be amended, as follows:

                                    Article 6

                                INVESTMENT FUNDS

            Investment funds under the Plan shall include the JNS Fund, the KCSI Fund, the Janus Mutual Funds and such other investment options, including mutual funds advised and managed by investment companies other than the Company and any affiliate of the Company, as may be selected from time to time by the Plan Administrator or its delegate.

      6.    Section 9.16, lead-in clause, should be amended as follows:

            The Advisory Committee, or the Plan Administrator if the Advisory Committee is the Plan Administrator, shall have all powers necessary to discharge its duties under this Plan, including, without limitation, the following:

      7. Section 9.16 should be further amended to delete all text after the conclusion of Paragraph (i) and insert in lieu thereof:

            Provided, However, that neither the Advisory Committee nor the Plan Administrator is empowered under this Plan to evaluate the Janus Mutual Funds or to alter the list in Appendix II.

            The Advisory Committee and the Plan Administrator must exercise their powers, duties and discretion under the Plan in a uniform and non-discriminatory manner.

      8.    Section 9.16(e) should be amended to read as follows:

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            To direct the Trustee as respects the crediting and distribution of the Trust and as respects Trust investments for which the Plan Administrator has responsibility under the Plan.

      9. Section 13.02 is amended by deleting subsections (c) and (d) and substituting the following:

            (c)   INVESTMENTS

                  The Plan Administrator shall from time to time provide to the Trustee written investment policies that, consistent with the terms of the Plan, set forth the Plan's investment objectives and guidelines, including trading restrictions to prevent illegal or abusive practices.

                  If such policies are not provided to the Trustee, the Trustee in consultation with the Plan Administrator shall develop and implement investment objectives and guidelines consistent with the immediately preceding paragraph.

                  The Trustee will invest the Trust Fund in accordance with the investment objectives and guidelines, considering the liquidity needs of the Plan and consistent with applicable rules of fiduciary responsibility.

            (d)   PLAN ADMINISTRATOR DIRECTION OF INVESTMENTS

                  Subject to Sections 4.02(h), 4.05 and 13.02(c), the Plan Administrator shall direct the Trustee with respect to the investment and reinvestment of Trust Fund assets. The Trustee and Plan Administrator shall execute a letter agreement (which shall be deemed a document governing the Plan) containing conditions, limitations and other provisions pursuant to which the Trustee will follow the Plan Administrator's directions. The letter agreement may provide for Participant direction with respect to investment and reinvestment of a Participant's Account in accordance with Article 4.

                  Except as provided in the letter agreement or by this Section 13 or as may be required by ERISA, the Trustee shall have no duty or responsibility to review, initiate action with respect to, or make recommendations regarding Trust Fund assets and will retain such assets until directed by the Plan Administrator to dispose of them.

      10. Sections 3.03(c), 3.04(c) and 3.05(c), each titled "Application of Forfeitures," should each be deleted and substituted with the following:

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            (c)   APPLICATION OF FORFEITURES

            Forfeitures under the Plan shall be applied as follows:

                  (1) Forfeitures shall first be applied to pay Plan expenses described in Section 9.11 (pertaining to Expenses of Administration). Any Plan expenses remaining after the application of Forfeitures under this Paragraph shall be paid in accordance with Section 9.11 of the Plan;

                  (2) any Forfeitures remaining after the application of Paragraph (1) of this Subsection shall be applied to reduce the Employer's contribution obligation under
                        Section 7.06(c) (pertaining to restoration of Participant Employer Contribution Accounts);

                  (3) any Forfeitures remaining after the application of Paragraphs (1) and (2) of this Subsection shall be applied to reduce the Employer's Employer Matching Contribution obligation under Section 3.03(b);

                  (4) any Forfeitures remaining after the application of Paragraphs (1), (2) and (3) of this Subsection shall applied to reduce the Employer's contribution obligation, if any, to maintain the Plan's qualified status and/or satisfy the Nondiscrimination requirements provided in Article 11 of the Plan; and

                  (5) any Forfeitures remaining after the application of Paragraphs (1), (2), (3), and (4) of this Subsection shall be treated as an Employer Discretionary Profit Sharing Contribution and allocated in accordance with
                        Section 3.04 (b).

            Section 9.11, titled "Expenses of Administration" should be amended to read as follows:

                  9.11  Expenses of Administration

                  The Plan Sponsor does not and will not guarantee the Plan assets against loss. All Expenses of Administration identified in Subsection (a) of this Section shall first be charged against Forfeitures arising under Sections 3.03(c), 3.04(c) and 3.05(c) of the Plan. If any Forfeitures remain after the payment of Expenses of Administration identified in Subsection
                  (a), such Forfeitures shall be allocated in accordance with
                  Section 4.02(d) and used to pay Expenses of Administration identified in Subsection (b) of this Section. The Plan Sponsor, in its sole discretion, may pay any portion of the Expenses of Administration remaining after the application of the Forfeitures.

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                  The Plan is ultimately responsible for all Expenses of
                  Administration remaining after the application of Forfeitures and payment, if any, by the Plan Sponsor. All such remaining Expenses of Administration shall be allocated in accordance with Section 4.02(d) of the Plan, charged against Plan assets as deducted by the Trustee.

                  (a). Expenses of Administration shall include ordinary and necessary expenses associated with maintaining and administering the Plan, including, without limitation, the fees or expenses of administrators, record keepers, consultants, advisers, accountants and attorneys in connection therewith; expenses incurred for maintaining the tax qualified status of the Plan; and taxes, if any, imposed upon the Plan.

                  (b). Except with respect to Participant-directed Account transactions, which may be assessed against and paid directly from the Participant's Account, and except with respect to the purchase of shares to be held by the JNS Fund, which may be assessed against and paid out of the Discretionary ESOP Contribution giving rise to the purchase, Expenses of Administration shall also include fees, charges or commissions with respect to the purchase and sale of Plan assets (subject to the investment policies of the Plan).

      11. The first paragraph of the Plan Preamble should be amended and restated in its entirety to read as follows:

            The general purpose of this Plan and Trust is to provide, in accordance with its provisions, a tax qualified, defined contribution plan providing retirement and related benefits for eligible employees of the Company, Janus Capital Group, Inc. Among others, it is a purpose of this Plan to align the economic interests of the Company and its employees by making available to those who are eligible to participate in the Plan a tax advantaged opportunity to acquire equity in the Company through investment in the JNS Fund and to acquire shares of any or all of the retail mutual funds to which the Company is an advisor.

      12. A new Article 15, entitled "Participant Loans" shall be added to the Plan as follows:

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                                   ARTICLE 15

                                PARTICIPANT LOANS

            15.01 PARTICIPANT LOANS PERMITTED

            Loans to Participants are permitted pursuant to the terms and conditions set forth in this Article, except that a loan shall not be permitted to a Participant who is no longer an Employee or to a Beneficiary. A Participant's request for a loan shall be granted or denied based on uniform and nondiscriminatory standards established by the Committee. The Committee reserves the right to cease making loans at any time without prior notice to Participants.

            15.02 LOAN APPLICATION, NOTICE AND SECURITY

            A Participant may apply for a loan at such times, in such manner and with the advance notice prescribed by the Committee. The Committee may impose a loan application fee and/or loan maintenance fee provided such fees are imposed on a uniform and nondiscriminatory basis. Each loan shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on such portion of his or her Account.

            15.03 MAXIMUM NUMBER OF LOANS

            A Participant may have up to two loans outstanding at any time.

            15.04 LOAN FUNDING LIMITS AND ACCOUNT SOURCES

            The loan amount must meet all of the following limits as determined as of the Valuation Date the loan is processed and shall be funded from the Participant's Accounts as follows:

                  (a)   MINIMUM LOAN AMOUNT

                        The minimum amount for any loan is $1,000.

                  (b)   MAXIMUM LOAN AMOUNT

                        The maximum a Participant may borrow, including the aggregate outstanding balances of existing Plan loans, is 50% of his or her vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the excess of:

                        (1) The Participant's highest aggregate outstanding Plan loan balance during the twelve-month period ending on the Valuation Date the loan is processed; over

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                        (2) The Participant's aggregate outstanding Plan loan
                        balance on the Valuation Date the loan is processed.

                  (c)   ACCOUNT SOURCES

                        A Participant may borrow from his or her Accounts; provided, however, that a Participant may not borrow from his or her Discretionary ESOP Stock Bonus Contributions Account to the extent that such account is invested in Janus Capital Group Inc. stock.

            15.05 SOURCE AND TIMING OF LOAN FUNDING

            A loan to a Participant shall be made solely from the assets of his or her own Account. The loan shall be funded immediately following the Valuation Date the loan is processed. Payment shall be made to the Participant as soon thereafter as administratively feasible.

            15.06 LOAN TERM

            The maximum loan period is five years; provided, however, that if the loan is a primary residence loan the maximum loan period is fifteen years.

            15.07 LOAN PAYMENTS

            The loan shall be subject to a substantially level amortization schedule requiring periodic payments of interest and principal made no less frequently than quarterly. The Committee may require a minimum payment amount. Loan payments shall be made through mandatory payroll deduction. A Participant on an unpaid leave of absence of up to one year may elect to suspend loan payments during the leave of absence. Notwithstanding the preceding sentence, if the Company so determines, loan payments will be suspended under the Plan in connection with qualifying military service as permitted under Code section 414(u).

            A Participant may repay with a cashiers check or money order, at any time and without penalty, the entire principal balance then outstanding on his or her loan and the interest due to date on the prepaid portion. Partial prepayment is not permitted.

            Loan principal payments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments are credited to the Investment Funds based upon the Participant's investment election currently in effect for new deposits to his or her Accounts.

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            15.08 LOAN INTEREST RATE

            The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Committee, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances.

            15.09 LOAN DEFAULT AND FORECLOSURE

            A loan shall be in default and become due and payable in full if any payment is not made within 90 days of the date it is due or if full payment is not made within 90 days of the Participant's death. The Committee shall use reasonable effort to attempt to give the Participant (or his or her Beneficiary) written notice of default in advance of the end of the 90-day grace period. If an event of default is not cured within the grace period, the Committee shall declare a default in the amount of the unpaid principal balance of the loan and interest thereon to the date of the default. The default shall be declared whether or not the Participant has received advanced notice of the default from the Committee. If at the time of a default the Participant no longer is an Employee or has attained age 59 1/2, the Committee shall direct the Trustee to satisfy the default through a loan offset distribution that treats the defaulted amount as an actual distribution from the Plan. The Participant's Account shall be reduced by the amount of the defaulted amount, and any subsequent distribution from the Account shall be net of this prior distribution.

            If at the time of a default the Participant remains an Employee and has not attained age 59 1/2, the Committee shall direct the Trustee to satisfy the default by declaring a deemed distribution, which shall be a form of lien against the Account of the borrowing Participant. In addition, the portion of the Participant's Account treated as a deemed distribution no longer shall accrue interest (or incur a loss). Following the deemed distribution, when an event occurs pursuant to which the Participant or his or her Beneficiary will receive a distribution from the Account of such Participant under the provisions of the Plan, then the Account of such Participant shall be reduced by the amount of the deemed distribution. The distribution now to be made to the Participant or his or her Beneficiary from the Account shall be net of the amount of the deemed distribution.

            A Participant who has defaulted on a loan shall be prohibited from initiating another loan.

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            15.10 LOAN CALL

            The Committee shall have the right to call a Participant's loan once the Participant's employment with the Company has terminated or if the Plan is terminated.

      13. Appendix - The existing appendix (dealing with prior service credit) should be re-titled "Appendix I" and a new "Appendix II" should be added, to read as follows:

                                   Appendix II

                               JANUS MUTUAL FUNDS

Janus Adviser International Equity Fund
Janus Adviser Risk Managed Growth Fund
Janus Adviser U.S. Value Fund
Janus Adviser Small Company Value Fund
Janus Balanced Fund
Janus Core Equity Fund
Janus Enterprise Fund
Janus Flexible Income Fund
Janus Fund
Janus Global Life Sciences Fund
Janus Global Opportunities Fund
Janus Global Technology Fund
Janus Government Money Market Fund
Janus Growth & Income Fund
Janus High-Yield Fund
Janus Mercury Fund
Janus Mid-Cap Value Fund - Investor
Janus Money Market Fund
Janus Olympus Fund
Janus Orion Fund
Janus Overseas Fund
Janus Risk Managed Stock Fund
Janus Short-Term Bond Fund
Janus Small-Cap Value Fund - Investor
Janus Special Equity Fund
Janus Twenty Fund
Janus Venture Fund
Janus Worldwide Fund

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      14.   Any conforming changes that are necessary as a result of the above amendments are hereby made.

      15. Except as amended above, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Employer, has caused this instrument to be executed as of the date specified below.

                                            JANUS CAPITAL GROUP INC.

Dated: December 31, 2004                    By: /s/ Douglas N. Beck
                                                --------------------

                                            Its: Assistant Secretary

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